SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  November 7, 1997




                JMB INCOME PROP.-IX LIQUIDATING TRUST *
    --------------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Illinois                   0-12432                 36-3126228
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization



         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------


* JMB Income Prop.-IX Liquidating Trust is the transferee of the remaining funds of JMB Income Properties, Ltd.-IX and files reports under JMB Income Properties, Ltd.-IX's Commission File Number.











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


ITEM 5. OTHER EVENTS

     JMB Income Prop.-IX Liquidating Trust (the "Registrant") is filing the information below in accordance with the relief from certain reporting requirements imposed under the Exchange Act granted to the Registrant in a no-action letter dated April 24, 1997 from the Office of Chief Counsel, Division of Corporation Finance, of the U.S. Securities and Exchange Commission.

     During October 1997, the Registrant commenced proceedings to determine a final liquidating cash distribution to be effective as of November 7, 1997, and initiated dissolution proceedings under the terms of the Trust Agreement.


ITEM 8.  CHANGE IN FISCAL YEAR

     On November 7, 1997, the Registrant changed its fiscal year to November 7, 1997, the date of dissolution, from a December 31 fiscal year used in the most recent filing by its predecessor, JMB Income Properties, Ltd.-IX. A final Form 10-K will be filed covering this final period within ninety days of such date.























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


           JMB INCOME PROPERTIES, LTD.-IX LIQUIDATING TRUST
                       900 North Michigan Avenue
                        Chicago, Illinois 60611
                             312-915-1987


                                       November 7, 1997


Dear Investor:

Enclosed is your final cash distribution check in the amount of $11.02 per Interest. This distribution takes into account the remaining reserves and the expenses of terminating the Liquidating Trust. With this distribution, the Liquidating Trust has no remaining assets and will be terminated. As you may recall, it was estimated that the liquidating distribution would be approximately $10 per original $1,000 Interest. As previously reported, in October 1996, JMB Income Properties, Ltd.-IX sold its last remaining real estate asset, the Blanchard Plaza Office Building. As a result, we liquidated the Partnership and established a liquidating trust to pay any residual liabilities the Partnership may have had, including liability with respect to the representations and warranties given in conjunction with the sale of the property. The stipulated survival period for the representations and warranties ended on October 15, 1997, and no claims for any of the representations or warranties have been received. A final report on the Liquidating Trust and the disposition of its assets will be sent to Investors within the next few weeks.

It is currently expected that each Investor will report portfolio income of approximately $.50 per Interest and portfolio deductions of approximately $1.00 per Interest. It is important to note these figures are only estimates. This information has been provided solely to facilitate your own tax planning. The actual tax information from the Liquidating Trust as finally calculated will be furnished to each Investor on a statement in December 1997 for use in preparing your 1997 income tax returns. The tax liability of each Investor will depend upon each Investor's own tax situation.

Please do not hesitate to contact us if you have any questions regarding your investment in the Liquidating Trust or if we can be of further assistance.


                                  Very truly yours,


                                  JMB INCOME PROPERTIES, LTD.-IX
                                  LIQUIDATING TRUST






















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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      JMB INCOME PROP.-IX LIQUIDATING TRUST



                            By:  GAILEN J. HULL
                                 Gailen J. Hull
                                 Senior Vice President and
                                 Principal Accounting Officer




Date:  November 21, 1997


















































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